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Exhibit (h)

[FORM OF UNDERWRITING AGREEMENT]

Fifth Street Finance Corp.
Common Stock, $0.01 par value per share

Underwriting Agreement

, 2008

Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004

UBS Securities LLC,
299 Park Avenue,
New York, NY 10171

Wachovia Capital Markets, LLC
375 Park Avenue
New York, New York 10152

As representatives (the "Representatives") of the several Underwriters named in Schedule I hereto,
c/o Goldman, Sachs & Co.

Ladies and Gentlemen:

        Fifth Street Finance Corp., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters"), an aggregate of [    •    ] shares (the "Firm Shares") and, at the election of the Underwriters, up to [    •    ] additional shares (the "Optional Shares") of Common Stock, $0.01 par value per share ("Stock") of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof being collectively called the "Shares").

        On January 2, 2008, Fifth Street Mezzanine Partners III, L.P., a Delaware limited partnership (the "Limited Partnership"), merged with and into the Company pursuant to a certificate of merger filed with the Secretary of State of the State of Delaware in accordance with Section 263 of the General Corporation Law of the State of Delaware (as amended, the "DGCL") and Section 17-211 of the Delaware Revised Uniform Limited Partnership Act (as amended, the "Delaware LP Act"). At such time, the partnership interests of the Limited Partnership were exchanged for 12,480,998 shares of Stock of the Company, pursuant to the Agreement and Plan of Merger dated as of January 2, 2008 (the "Merger Agreement"), between the Company and the Limited Partnership. Such merger, as further described in the Pricing Prospectus (as defined below) under the heading "Merger; Business Development Company and Regulated Investment Company Elections" is hereinafter referred to as the "Merger".

        On October 16, 2007, the Company filed a Form N-6F Notice of Intent to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 (File No. 814-00752) (the "Notification of Intent") with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the "Investment Company Act"), pursuant to which the Company notified the Commission that it intends to elect to be treated as a business development company ("BDC").

        On January 2, 2008, Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940, (File No. 814-00755) (the "Notification of Election") was filed with the Commission under the Investment Company Act, pursuant to which the Company elected to be treated as a BDC. The Company intends to elect to be treated as a regulated investment company ("RIC") (within the meaning of Section 851(a) of the Internal Revenue Code of 1986, as amended (the "Code")) commencing with its first taxable year that it is treated as a corporation for Federal income tax purposes.

        The Company has entered into an investment advisory and management agreement, dated as of December 14, 2007, and amended as of [    •    ], 2008 (together, the "Investment Advisory Agreement"), with Fifth Street Management LLC, a Delaware limited liability company (the "Adviser"), registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the "Advisers Act").

        The Company has entered into an administration agreement, dated as of December 14, 2007, (the "Administration Agreement"), with FSC, Inc., a Delaware corporation (the "Administrator").

        The Company and Wachovia Capital Markets, LLC (in its capacity as administrator of the directed share program, the "DSP Administrator") have agreed that up to [    •    ]% of the Firm Shares to be purchased by it under this Agreement (the "Reserved Securities") shall be reserved for sale by the DSP Administrator to the Company's directors, officers, employees and certain other persons identified by the Company (the "Reserved Security Offerees") as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority ("FINRA") and all other applicable laws, rules and regulations. To the extent that any such Reserved Securities are not orally confirmed for purchase by any such Reserved Security Offeree before 10:00 a.m. (New York City time) on the first trading day on the NYSE after the date of this Agreement, such Reserved Securities may, at the sole and absolute discretion of the Representatives and the DSP Administrator, be offered to the public as part of the public offering contemplated hereby or offered or sold to any other Reserved Security Offerees.

        1.     The Company represents and warrants to and agrees with each of the Underwriters, and the Adviser and the Administrator, jointly and severally, represent and warrant to and agree with each of the Underwriters, that:

          (a)   A registration statement on Form N-2 (File No. 333-146743) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Company is eligible to use Form N-2; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 497(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 497(h) under the Act in accordance with Section 7(A)(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the "Pricing Prospectus"; and such final prospectus, in the form first filed pursuant to Rule 497(h) under the Act, is hereinafter called the "Prospectus";

          (b)   No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Investment Company Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and provided, further, that this representation and warranty shall not apply to the Preliminary Prospectus filed with the Commission on October 15, 2007 to the extent that such Preliminary Prospectus did not contain the financial statements required by Item 24 of Form N-2 and the presentation and discussion of information derived therefrom required by Item 4.2 of Form N-2;

          (c)   For the purposes of this Agreement, the "Applicable Time"(1) is [    •    ] (Eastern time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time when considered together with the price to the public and number of Shares to be offered set forth on the cover of the Prospectus (such price to the public and number of Shares being referred to herein as the "Pricing Information"), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Additional Disclosure Item (as defined in Section 8 hereof) listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Additional Disclosure Item, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time when considered together with the Pricing Information, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

  (1)
  The time chosen will be the time at which, or a time immediately prior to the time, the Shares are priced.

          (d)   The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; there are no contracts or agreements that are required to be described in the Registration Statement, or the Pricing Prospectus or the Prospectus, or to be filed as an exhibit to the Registration Statement that have not been so described and filed as required;

          (e)   The Company has not sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company (any such change or development is hereinafter referred to as a "Material Adverse Change"), otherwise than as set forth or contemplated in the Pricing Prospectus;

          (f)    The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company; the Company owns, leases or has access to all properties and other assets that are necessary to the conduct of its business as described in the Registration Statement and the Pricing Prospectus;

          (g)   The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

          (h)   The Company has an authorized capitalization as set forth in the Pricing Prospectus under the caption "Description of Our Securities" and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Prospectus and Prospectus;

          (i)    The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

          (j)    The Limited Partnership was duly formed and, at the time of the Merger, validly existing and in good standing under the laws of the State of Delaware; the Limited Partnership had all required power and authority (limited partnership and other) necessary to complete the Merger; the Merger did not conflict with or result in a violation of the Limited Partnership's organizational documents, or conflict with or constitute a breach or violation of, or a default under any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Limited Partnership was a party or to which it or any of its properties or assets was bound or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Limited Partnership or any of its subsidiaries or any of their properties; all documents required under the DGCL and the Delaware LP Act to effect the Merger have been duly filed with the Secretary of State of the State of Delaware and conform to the requirements of the DGCL and the Delaware LP Act; the Merger became effective under the DGCL and the Delaware LP Act on the date of such filing; and the Merger was legally sufficient under the DGCL and the Delaware LP Act to vest in the Company immediately following the effective time of the Merger all right, title (vested by deed or otherwise under the laws of the State of Delaware) and interest in all the properties and assets of the Limited Partnership immediately prior to such effective time;

          (k)   The Company had all required power and authority (corporate and otherwise) necessary to complete the Merger; the Merger did not conflict with or result in a violation of the Company's Restated Certificate of Incorporation ("Certificate of Incorporation") or bylaws in effect at the time of the Merger, or conflict with or constitute a breach or violation of, or a default under any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company was a party or to which it or any of its properties or assets was bound or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

          (l)    This Agreement has been duly authorized, executed and delivered by the Company; each of the License Agreement, dated as of December 14, 2007 (the "License Agreement"), between the Company and Fifth Street Capital LLC, the Custodian Agreement, dated as of May 5, 2008 (the "Custodian Agreement"), between the Company and Bank of America, National Association, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Company and constitute valid, binding and enforceable agreements of the Company, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally; and the Investment Advisory Agreement has been approved by the Company's board of directors and stockholders in accordance with Section 15 of the Investment Company Act and contains the applicable provisions required by Section 205 of the Advisers Act and Section 15 of the Investment Company Act;

          (m)  None of the execution, delivery and performance of this Agreement, the License Agreement, the Custodian Agreement, the Investment Advisory Agreement or the Administration Agreement, or the consummation of transactions contemplated hereby and thereby, will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or (ii) result in any violation of the provisions of the Certificate of Incorporation or the or Amended and Restated Bylaws (the "Bylaws") of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties except, with respect to clause (i), to the extent that any such conflict, breach or violation would not result in a Material Adverse Change; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of any of this Agreement, the License Agreement, the Investment Advisory Agreement or the Administration Agreement, or the consummation of the transactions contemplated hereby and thereby, except the registration under the Act of the Shares, such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and such consents, approvals, authorization, registrations or qualifications which have been obtained or effected;

          (n)   The Company is not in violation of its Certificate of Incorporation or Bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

          (o)   The statements set forth in the Pricing Prospectus and Prospectus under the caption "Description of Our Securities", insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "Merger; Business Development Company and Regulated Investment Company Status", "Regulation as a Business Development Company", "Material U.S. Federal Income Tax Considerations" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

          (p)   The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be a "registered management investment company", as such term is used in the Investment Company Act;

          (q)   Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Company; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (r)   The Company has duly elected to be regulated by the Commission as a BDC under the Investment Company Act, and no order of suspension or revocation has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission. Such election is effective and has not been withdrawn and the provisions of the Company's Certificate of Incorporation and Bylaws and compliance by the Company with the investment objectives, policies and restrictions described in the Pricing Prospectus and the Prospectus, will not conflict with the provisions of the Investment Company Act applicable to the Company;

          (s)   Grant Thornton LLP, who have certified certain financial statements of the Limited Partnership, are independent public accountants of the Company as required by the Act and the rules and regulations of the Commission thereunder;

          (t)    The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except for the material weakness described in the Pricing Prospectus, since the end of the Company's most recent audited fiscal year, there has been (1) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (2) no change in the Company's internal control over financial reporting that has materially negatively affected, or is reasonably likely to materially negatively affect, the Company's internal control over financial reporting;

          (u)   Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting;

          (v)   The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company's operations and assets managed by the Adviser, is made known to the Company's Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established;

          (w)  The terms of the Investment Advisory Agreement comply in all material respects with the applicable provisions of the Investment Company Act and the Advisers Act;

          (x)   Other than the Shares, neither the Company nor the Limited Partnership has sold any securities, the sale of which is required to be registered under the Securities Act;

          (y)   There are no agreements requiring the registration under the Securities Act of, and there are no options, warrants or other rights to purchase any shares of, or exchange any securities for shares of, the Company's capital stock;

          (z)   When the Notification of Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and compiled in all material respects with the requirements of, the Investment Company Act and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading;

          (aa) By executing the License Agreement, the Company owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights, trade secrets and other proprietary information described in the Pricing Prospectus and the Prospectus as being licensed by it or which are necessary for the conduct of its businesses;

          (bb) The Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force;

          (cc) The Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company's knowledge, any other party to any such contract or agreement;

          (dd) The Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company;

          (ee) Neither the Company nor, to the Company's knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

          (ff)  Neither the Company nor, to the Company's knowledge, any of its respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares;

          (gg) To the Company's knowledge, there are no affiliations or associations between any member of FINRA and any of the Company's officers, directors or securityholders, except as set forth in the Registration Statement and the Pricing Prospectus;

          (hh) Except as disclosed in the Prospectus, (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act and the Advisers Act and (ii) to the knowledge of the Company, no director of the Company is an "affiliated person" (as defined in the Investment Company Act) of any of the Underwriters;

          (ii)   The operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to a BDC and the rules and regulations of the Commission thereunder;

          (jj)   The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the program for the sale of the Reserved Securities with the intent to influence unlawfully (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its respective products or services;

          (kk) The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Pricing Prospectus or the Prospectus;

          (ll)   None of the persons identified as "independent directors" in the Registration Statement or the Pricing Prospectus is an "interested person" as that term is defined in Section 2(a)(19) of the Investment Company Act;

          (mm)  Except as described in the Registration Statement and the Pricing Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required to be described in the Registration Statement or the Pricing Prospectus which is not so described;

          (nn) Except as disclosed in the Registration Statement and the Pricing Prospectus, neither the Company nor the Adviser has any lending or other relationship with any affiliate of any Underwriter and the Company will not use any of the proceeds from the sale of the Shares to repay any indebtedness owed to any affiliate of any Underwriter;

          (oo) The Company intends to elect to be treated as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable year ending on September 30, 2008. The Company is in compliance with the requirements of the Code necessary to qualify as a RIC. The Company intends to direct the investment of the net proceeds of the offering of the Shares and to continue to conduct its activities in such a manner as to continue to comply with the requirements for qualification as a RIC under Subchapter M of the Code;

          (pp) The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other those companies described in the Preliminary Prospectus under the captions "Portfolio Companies" and "Prospectus Summary—Recent Developments" and the Company does not control (as such term is defined in Section 2(a)(9) of the Investment Company Act) any such companies. The Company does not have any "subsidiaries" within the meaning of Article 6 of Regulation S-X under the Act;

          (qq) The Company is not aware that any executive, key employee or significant group of employees of the Company, if any, plans to terminate employment with the Company or any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company; and

          (rr)  At and prior to the effective time of the Merger and as of the date hereof, the Company is intended to qualify as a BDC (as defined in the Second Amended and Restated Limited Partnership Agreement of the Limited Partnership, dated as of September 7, 2007 (the "Partnership Agreement") and a RIC on the terms generally set forth in Appendix III to the Partnership Agreement.

          (ss)  None of the Reserved Security Offerees is domiciled outside of the United States.

        2.     (a) The Adviser represents and warrants to the Underwriters that:

            (i)  The Adviser has not sustained since the date of its formation any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the date as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Adviser (any such change or development is hereinafter referred to as an "Adviser Material Adverse Change"), otherwise than as set forth or contemplated in the Pricing Prospectus;

           (ii)  The Adviser has been duly formed and is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

          (iii)  The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Pricing Prospectus. There does not exist any proceeding or, to the Adviser's knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission;

          (iv)  This Agreement and the Investment Advisory Agreement have each been duly authorized, executed and delivered by the Adviser and constitute valid, binding and enforceable agreements of the Adviser, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally;

           (v)  None of the execution, delivery and performance of this Agreement or the Investment Advisory Agreement, or the consummation of transactions contemplated hereby and thereby, will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Adviser or any of its subsidiaries is a party or by which the Adviser or any of its subsidiaries is bound or to which any of the property or assets of the Adviser or any of its subsidiaries is subject, or (ii) result in any violation of the provisions of the limited liability company agreement of the Adviser or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Adviser or any of its subsidiaries or any of its properties except, with respect to clause (i), to the extent that any such conflict, breach or violation would not result in an Adviser Material Adverse Change; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of any of this Agreement or the Investment Advisory Agreement, or the consummation of the transactions contemplated hereby and thereby by the Adviser, including the conduct of its business, except such as have been obtained under the Act, the Investment Company Act and the Advisers Act;

          (vi)  There are no legal or governmental proceedings pending to which the Adviser is a party or of which any of its property is the subject which, if determined adversely to the Adviser would individually or in the aggregate materially adversely affect the Adviser's ability to properly render services to the Company or have a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Adviser and, to the best of its knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         (vii)  The Adviser is not in violation of its limited liability company agreement or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

        (viii)  The description of the Adviser contained in the Pricing Prospectus is true, accurate and complete in all material respects;

          (ix)  The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Pricing Prospectus and under this Agreement and the Investment Advisory Agreement; the Adviser owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement and the Pricing Prospectus;

           (x)  The Adviser is not aware that (i) any of its executives, key employees or significant group of employees plans to terminate employment with the Adviser or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Adviser;

          (xi)  The Adviser maintains system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuate by it under the Investment Advisory Agreement are executed in accordance with its management's general or specific authorization; and (ii) access to the Company's assets is permitted only in accordance with its management's general or specific authorization; and

         (xii)  The Adviser maintains insurance covering its properties, operations, personnel and businesses as they deem adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Adviser and its businesses; all such insurance is fully in force and effect.

        (b)   The Administrator represents and warrants to the Underwriters that:

            (i)  The Administrator has not sustained since the date of its formation any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the date as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Administrator (any such change or development is hereinafter referred to as an "Administrator Material Adverse Change"), otherwise than as set forth or contemplated in the Pricing Prospectus;

           (ii)  The Administrator has been duly formed and is validly existing as a corporation and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

          (iii)  This Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Administrator and constitute valid, binding and enforceable agreements of the Administrator, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally;

          (iv)  None of the execution, delivery and performance of this Agreement or the Administration Agreement, or the consummation of transactions contemplated hereby and thereby, will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Administrator or any of its subsidiaries is a party or by which the Administrator or any of its subsidiaries is bound or to which any of the property or assets of the Administrator or any of its subsidiaries is subject, or (ii) result in any violation of the provisions of the organizational documents of the Administrator or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Administrator or any of its subsidiaries or any of its properties except, with respect to clause (i), to the extent that any such conflict, breach or violation would not result in an Administrator Material Adverse Change; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of any of this Agreement or the Administration Agreement, or the consummation of the transactions contemplated hereby and thereby by the Administrator, including the conduct of its business, except such as have been obtained;

           (v)  There are no legal or governmental proceedings pending to which the Administrator is a party or of which any of its property is the subject which, if determined adversely to the Administrator would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Administrator and, to the best of its knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (vi)  The Administrator is not in violation of its certificate of incorporation or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

         (vii)  The description of the Administrator contained in the Pricing Prospectus is true, accurate and complete in all material respects;

        (viii)  The Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Pricing Prospectus and under this Agreement and the Administration Agreement; the Administrator owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement and the Pricing Prospectus;

          (ix)  The Administrator is not aware that (i) any of its executives, key employees or significant group of employees plans to terminate employment with the Administrator or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Administrator;

           (x)  The Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company's financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company's assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and

          (xi)  The Administrator maintains insurance covering its properties, operations, personnel and businesses as they deem adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Administrator and its businesses; all such insurance is in full force and effect.

        3.     Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[    •    ], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 3, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

        The Company hereby grants to the Underwriters the right to purchase at their election up to [    •    ] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 6 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

        4.     The Company hereby confirms its engagement of Goldman, Sachs & Co. as, and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of FINRA with respect to the offering and sale of the Shares. Goldman, Sachs & Co., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU".

        5.     Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

        6.     (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as a Representative may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall

be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [    •    ], 2008 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters' election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

        (b)   The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 10(l) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at .......p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 6, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

        7.     (A) The Company agrees with each of the Underwriters:

          (a)   To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 497 under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

          (b)   Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c)   Prior to 3:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

          (d)   To make generally available to the Company's securityholders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

          (e)   During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the "Lock-Up Period"), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to a dividend reinvestment plan described in the Pricing Prospectus), without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless each of Goldman, Sachs & Co. and UBS Securities LLC waives, in writing, such extension; the Company will provide Goldman, Sachs & Co. and UBS Securities LLC and each stockholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 10(n) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;

          (f)    To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

          (g)   During a period of five years from the effective date of the Registration Statement and only to the extent not otherwise available on the Commission's EDGAR system, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

          (h)   To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption "Use of Proceeds";

          (i)    To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange");

          (j)    To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

          (k)   If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

          (l)    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

          (m)  To use its best efforts to cause the Company to qualify for and elect, effective January 2, 2008, to be treated as a regulated investment company under Subchapter M of the Code; and to use its commercially reasonable efforts to maintain such qualification and election in effect for each taxable year during which it is a BDC under the Investment Company Act;

          (n)   The Company, during a period of two years from the effective date of the Registration Statement, will use its best efforts to maintain its status as a business development company; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision;

          (o)   Not to take, directly or indirectly, any action designed, or which could reasonably be expected to cause or result in, under the Exchange Act, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares; and

          (p)   To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Stock.

        (B)  The Adviser agrees with each of the Underwriters not to take, directly or indirectly, any action designed, or which could reasonably be expected to cause or result in, under the Exchange Act, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares.

        8.     The Company represents and agrees that, without the prior consent of the Representatives, (i) it will not distribute any offering material other than the Registration Statement, the Pricing Prospectus or the Prospectus, and (ii) it has not made and will not make any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Act and which the parties agree, for the purposes of this Agreement, includes (x) any "advertisement" as defined in Rule 482 under the Act; and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any in-person roadshow or investor presentations (including slides and scripts relating thereto) made to investors by or on behalf of the Company (the materials and information referred to in this Section 8 are herein referred to as an "Additional Disclosure Item"); any Additional Disclosure Item the use of which has been consented to by the Representatives is listed on Schedule II(a) hereto.

        9.     The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 7A(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares (including the expenses of Goldman, Sachs & Co. acting as "qualified independent underwriter" within the meaning of the aforementioned Rule 2720 of FINRA); (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) all costs and expenses in connection with matters related to the Reserved Securities and the establishment and administration of the program for the sale of the Reserved Securities; (ix) fifty percent of "road show" expenses of the Company and the Underwriters (including but not limited to travel and accommodations) and (ix) all other costs and expenses incident to the performance of the Company, the Adviser and the Administrator of their obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 11, 12 and 15 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

        10.   The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, the Adviser and the Administrator herein are, at and as of such Time of Delivery, true and correct, the condition that the Company, the Adviser and the Administrator shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

          (a)   The Prospectus shall have been filed with the Commission pursuant to Rule 497 under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 7A(a) hereof; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b)   Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c)   Sutherland Asbill & Brennan LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you.

          (d)   Richards, Layton & Finger, P.A., special Delaware counsel to the Limited Partnership and the Company, shall have furnished to you their written opinion (a draft of such opinion being attached as Annex II(d) hereto), dated such Time of Delivery in form and substance satisfactory to you.

          (e)   Sutherland Asbill & Brennan LLP, counsel for the Adviser and the Administrator, shall have furnished to you their written opinion (a draft of such opinion being attached as Annex II(e) hereto), dated such Time of Delivery in form and substance satisfactory to you.

          (f)    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at such Time of Delivery, Grant Thornton LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

          (g)   (i) The Company shall have not sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery the terms and in the manner contemplated in the Prospectus;

          (h)   On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

          (i)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (j)    The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

          (k)   The Company shall have complied with the provisions of Section 7A(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

          (l)    The Company, the Adviser and the Administrator shall have furnished or caused to be furnished to you at such Time of Delivery certificates of their respective officers satisfactory to you as to the accuracy of the representations and warranties of the Company, the Adviser and the Administrator herein at and as of such Time of Delivery, as to the performance by the Company, the Adviser and the Administrator of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request;

          (m)  The Merger shall have become effective and the Company shall be regulated as a BDC under the Investment Company Act; and

          (n)   The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the directors and officers of the Company, and the stockholders holding substantially all of the Stock of the Company (as considered prior to the First Time of Delivery), substantially to the effect set forth in Section 7A(e) hereof in form and substance satisfactory to you.

        11.   (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

        (b)   The Adviser and the Administrator, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, in reliance upon and in conformity with written information furnished to the Company by the Adviser (in the case of the Adviser) or the Administrator (in the case of the Administrator), respectively.

        (c)   Each Underwriter will indemnify and hold harmless the Company, the Adviser and the Administrator against any losses, claims, damages or liabilities to which it may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company, the Adviser and the Administrator for any legal or other expenses reasonably incurred by the Company, the Adviser or the Administrator in connection with investigating or defending any such action or claim as such expenses are incurred.

        (d)   In addition to and without limitation to the indemnification obligations of the Company pursuant to the other provisions of this Section 11 and Section 12 hereof, the Company agrees to indemnify and hold harmless the DSP Administrator, each person, if any, who controls the DSP Administrator within the meaning of the Act, and each broker-dealer affiliate of such DSP Administrator, as follows: (i) against any and all loss, claim, damage and expense whatsoever, as incurred, (A) arising out of the violation of any applicable laws, rules or regulations of any foreign jurisdictions where Reserved Securities have been or are offered or sold, (B) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus "wrapper" or other material prepared by or with the consent of the Company for delivery or distribution to Reserved Securities Offerees or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) arising out of the failure of any Reserved Security Offeree to pay for or accept delivery of the Reserved Securities which such Reserved Security Offeree agreed (orally or in writing, including, without limitation, by email, by notice of acceptance given by means of a website or by any other form of electronic communication) to purchase, or (D) otherwise arising out of or in connection with the offering or sale of the Reserved Securities; (ii) against any and all loss, liability, claim, damages or liabilities and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any matter referred to in (B) above; provided that (subject to Section 11(e) below) any such settlement is effected with the written consent of the Company; and (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the DSP Administrator), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any matter referred to in (i) above, to the extent that any such expense is not paid under (i) or (ii) above.

        (e)   Promptly after receipt by an indemnified party under subsection (a), (b), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

        (f)    If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (e) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, or, in the case of indemnification pursuant to subsection (d), matters referred to in such subsection. The relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser or the Administrator on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, or, in the case of indemnification pursuant to subsection (d), matters referred to in such subsection. The Company, the Adviser and the Administrator and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (g)   The obligations of the Company, the Adviser and the Administrator under this Section 11 shall be in addition to any liability which the Company, the Adviser and the Administrator may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and the Adviser and to each person, if any, who controls the Company, the Adviser and the Administrator within the meaning of the Act. No party shall be entitled to indemnification under this Section 11 or Section 12 below if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

        12.   (a) The Company will indemnify and hold harmless Goldman, Sachs & Co., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or omission to act or any alleged act or omission to act by Goldman, Sachs & Co. as QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Shares, except as to this clause (iii) to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Goldman, Sachs & Co. in performing the services as QIU, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.

        (b)   Promptly after receipt by the QIU under subsection (a) above of notice of the commencement of any action, the QIU shall, if a claim in respect thereof is to be made against the Company under such subsection, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability which it may have to the QIU otherwise than under such subsection. In case any such action shall be brought against the QIU and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the QIU (who shall not, except with the consent of the QIU, be counsel to the Company), and, after notice from the Company to the QIU of its election so to assume the defense thereof, the Company shall not be liable to the QIU under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the QIU, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of the QIU, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the QIU is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of QIU.

        (c)   If the indemnification provided for in this Section 12 is unavailable to or insufficient to hold harmless Goldman, Sachs & Co., in its capacity as QIU, under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the QIU as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the QIU failed to give the notice required under subsection (b) above, then the Company shall contribute to such amount paid or payable by the QIU in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to the expenses reimbursed to the QIU in such capacity pursuant to Section 9. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the QIU on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by the QIU as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (d)   The obligations of the Company under this Section 12 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act.

        13.   (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

        (b)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        (c)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Sections 11 and 12 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        14.   The respective indemnities, agreements, representations, warranties and other statements of the Company, the Adviser, the Administrator and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

        15.   If this Agreement shall be terminated pursuant to Section 13 hereof, the Company, the Adviser and the Administrator shall not then be under any liability to any Underwriter except as provided in Sections 9, 11 and 12 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 9, 11 and 12 hereof.

        16.   In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co., UBS Securities LLC or Wachovia Capital Markets, LLC on behalf of you as the representatives.

        All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, 23rd Floor, New York, New York 10004, Attention: Registration Department and UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 11(e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 7A(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room and UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

        17.   This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Adviser and the Administrator and, to the extent provided in Sections 11, 12 and 14 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        18.   Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        19.   Each of the Company, the Adviser and the Administrator hereby acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company, the Adviser and the Administrator on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, the Adviser or the Administrator with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company, the Adviser or the Administrator except the obligations expressly set forth in this Agreement and (iv) each of the Company, the Adviser or the Administrator has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company, the Adviser and the Administrator agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, the Adviser and the Administrator in connection with such transaction or the process leading thereto.

        20.   This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other, or any of them, with respect to the subject matter hereof.

        21.   This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        22.   The Company, Adviser, Administrator and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        23.   This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        24.   Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, "tax structure" is limited to any facts that may be relevant to that treatment.

        25.   Except as set forth below, no claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a "Claim") may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company, the Adviser and the Administrator each consents to the jurisdiction of such courts and personal service with respect thereto. The Company, the Adviser and the Administrator each hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Adviser and the Administrator (each on its behalf and, to the extent permitted by applicable law, its members and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company, the Adviser and the Administrator each agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon each of the Company, the Adviser and the Administrator and may be enforced in any other courts to the jurisdiction of which any of the Company, the Adviser or the Administrator each is or may be subject, by suit upon such judgment.

        If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,
Fifth Street Finance Corp.
By:
Name: Bernard D. Berman Title: Executive Vice President and Secretary
Fifth Street Management LLC
By:
Name: Bernard D. Berman Title: Partner
FSC, Inc.
By:
Name: Leonard M. Tannenbaum Title: President

Accepted as of the date hereof:
Goldman, Sachs & Co.
By:
(Goldman, Sachs & Co.)
UBS Securities LLC
By:

By:

Wachovia Capital Markets, LLC
By:
(Authorized Signatory)
on behalf of each of the Underwriters

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Fifth Street Finance Corp. Common Stock, $0.01 par value per share